Calculation of Filing Fee Tables
S-8
TETRA TECH INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock par value $0.01 per share	457(a)	10,000,000	$ 28.80	$ 288,000,000.00	0.0001381	$ 39,772.80
Total Offering Amounts:						$ 288,000,000.00		$ 39,772.80
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 39,772.80
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share ("Common Stock"), of Tetra Tech, Inc. ("Tetra Tech") that may become issuable in respect of the securities identified in the above table to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction. The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" are estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, and are based on a price of $28.80 per share, which price is a 15% discount from the average of the high and low prices of Tetra Tech's Common Stock as reported on the Nasdaq Global Select Market on August 3, 2026, such discount representing the maximum permissible discount offered pursuant to the Tetra Tech Amended Employee Stock Purchase Plan, as amended and restated (the "ESPP"). The "Amount Registered" represents 10,000,000 shares of Common Stock reserved for issuance under the ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources